As filed with the Securities and Exchange Commission on December 13, 2004.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

UNITED ONLINE, INC.

(Exact name of registrant as specified in its charter)

Delaware	77-0575839
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

21301 Burbank Boulevard, Woodland Hills, California 91367

(Address of principal executive offices) (Zip Code)

CLASSMATES ONLINE, INC. AMENDED AND RESTATED 1999 STOCK PLAN

CLASSMATES ONLINE, INC. 2004 STOCK PLAN

(Full title of the Plans)

MARK R. GOLDSTON

Chairman, Chief Executive Officer and President

United Online, Inc.

21301 Burbank Boulevard

Woodland Hills, California  91367

(Name and address of agent for service)

(818) 287-3000

(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common stock, $0.0001 par value, to be issued pursuant to the Classmates Online, Inc. Amended and Restated 1999 Stock Plan	364,412 shares	(2)	$10.64	(3)	$3,877,343.68	(3)	$456.36
Common stock, $0.0001 par value, to be issued pursuant to the Classmates Online, Inc. 2004 Stock Plan	938,699 shares	(2)	$10.64	(3)	$9,987,757.36	(3)	$1,175.56
Total	1,303,111 shares	(2)			$13,865,101.04	(3)	$1,631.92

(1)          This Registration Statement shall also cover any additional shares of common stock attributable to these registered shares which become issuable under the Plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant’s common stock.

(2)          Pursuant to plan terms, shares subject to outstanding options under the Classmates Online, Inc. Amended and Restated 1999 Stock Plan, if forfeited, will become available for issuance under the Classmates Online, Inc. 2004 Stock Plan.

(3)          Calculated solely for the purpose of this offering under Rule 457(h) of the Securities Act, on the basis of the average of the high and low selling prices per share of common stock of United Online, Inc. (“United Online”) on December 9, 2004, as reported on the Nasdaq National Market.

(4)          Each share is accompanied by a preferred stock purchase right pursuant to the Rights Agreement by and between United Online, Inc. and U.S. Stock Transfer Corporation dated as of November 15, 2001, as amended on April 29, 2003.

(5)          All unvested outstanding options under the Classmates Online, Inc. Amended and Restated 1999 Stock Plan and Classmates Online, Inc. 2004 Stock Plan (collectively, the "Plans") were assumed by United Online pursuant to the Agreement and Plan of Merger among United Online, Mariner Acquisition Corp. and Classmates Online, Inc., dated October 23, 2004.

PART I

Information Required in the Section 19(a) Prospectus

Item 1.             Plan Information*

Item 2.             Registrant Information and Employee Plan Annual Information*

* The document(s) containing the information specified in Part I of Form S-8 have been or will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act.

I-1

PART II

Information Required in the Registration Statement

Item 3.   Incorporation of Documents by Reference

United Online hereby incorporates by reference into this Registration Statement the following documents:

(a)                                  Its Annual Report on Form 10-K for the fiscal year ended June 30, 2003, filed with the Securities and Exchange Commission (the “Commission”) on August 1, 2003 (as amended on Form 10-K/A filed with the Commission on October 28, 2003), pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b)                                 Its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2003, filed with the Commission on October 31, 2003;

(c)                                  Its Transition Report on Form 10-KT for the period from July 1, 2003 through December 31, 2003, filed with the Commission on February 5, 2004 pursuant to Section 13 of the Exchange Act;

(d)                                 Its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2004 filed with the Commission on May 3, 2004 (as amended on Form 10-Q/A filed with the Commission on August 16, 2004);

(e)                                  Its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2004, filed with the Commission on August 5, 2004;

(f)                                    Its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2004, filed with the Commission on October 27, 2004;

(g)                                 Its Current Reports on Form 8-K filed with the Commission on December 18, 2003, October 25, 2004 (concerning disclosure under Item 1.01), November 3, 2004, November 4, 2004, November 23, 2004, November 30, 2004, December 1, 2004 and December 3, 2004;

(h)                                 The description of United Online’s common stock, which is deemed registered under the Exchange Act, pursuant to Rule 12g-3(c), as set forth in its final prospectus filed with the Commission on August 30, 2001 pursuant to Rule 424(b) of the Securities Act in connection with its Registration Statement on Form S-4 (Registration No. 333-63704); and

(i)                                     Its Registration Statement on Form 8-A filed with the Commission on November 23, 2001 (as amended on form 8-A/A filed with the Commission on May 1, 2003), in which there is set forth a description of United Online’s preferred stock purchase rights.

All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

We will furnish without charge to you, on written request, a copy of any or all of the documents incorporated by reference, other than exhibits to those documents.  You should direct any requests for documents to our corporate secretary at United Online, Inc., 21301 Burbank Boulevard, Woodland Hills, California 91367.

Item 4.   Description of Securities

Not Applicable.

Item 5.   Interests of Named Experts and Counsel

Skadden, Arps, Slate, Meagher & Flom LLP, Los Angeles, California, will pass upon the validity of the shares of common stock offered hereby.

Item 6.   Indemnification of Directors and Officers

The Certificate of Incorporation of United Online limits, to the fullest extent permitted by law, the liability of its directors to United Online and its stockholders for monetary damages for breach of the directors’ fiduciary duty.  This provision is intended to afford United Online’s directors the benefit of the Delaware General Corporation Law (the “Delaware Law”), which provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for (i) any breach of their duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware Law, or (iv) any transaction from which the director derives an improper personal benefit.

The Certificate of Incorporation and Bylaws of United Online require indemnification of its directors and officers to the maximum extent permitted by Delaware Law. Section 145 of the Delaware Law authorizes indemnification by a Delaware corporation when a person is made a party to any proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or was serving as a director, officer, employee or agent of another enterprise, at the request of the corporation, and if such person acted in good faith and in a manner reasonably believed by him or her to be in, or not opposed to, the best interests of the corporation.  With respect to any criminal proceeding, such person must have had no reasonable cause to believe that his or her conduct was unlawful.  If it is determined that the conduct of such person meets these standards, he or she may be indemnified for expenses incurred and amounts paid in such proceeding (including attorneys’ fees) if actually and reasonably incurred by him or her in connection therewith.  If such a proceeding is brought by or on behalf of United Online, such person may be indemnified against expenses actually and reasonably incurred if he or she acted in good faith and in a manner reasonably believed by him or her to be in, or not opposed to, the best interests of United Online.  There can be no indemnification with respect to any matter as to which such person is adjudged to be liable to United Online; however, a court may, even in such case, allow such indemnification to such person for such expenses as the court deems proper. Where such person is successful in any such proceeding, he or she is entitled to be indemnified against expenses actually and reasonably incurred by him or her.  In all other cases, indemnification is made by United Online upon determination by it that indemnification of such person is proper because such person has met the applicable standard of conduct.

United Online has entered into contractual arrangements with its directors and officers pursuant to which such persons may be entitled to indemnity from United Online against certain liabilities arising from the discharge of their duties in such capacities.

United Online maintains an errors and omissions liability policy for the benefit of its officers and directors, which may cover certain liabilities of such individuals to United Online and its stockholders.

Item 7.   Exemption from Registration Claimed

Not Applicable.

Item 8.   Exhibits

Exhibit Number	Exhibit

4.1

Reference is made to the description of United Online’s common stock contained in its final prospectus related to the Registration Statement No. 333-63704 on Form S-4, which is incorporated herein by reference pursuant to Item 3(e).

4.2	Reference is made to Registration Statement No. 000-33367 on Form 8-A, together with the amendments and exhibits thereto, which are incorporated herein by reference pursuant to Item 3(f).
5	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm of United Online.
23.2	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm of Classmates Online, Inc.
23.3	Consent of Skadden, Arps, Slate, Meagher & Flom LLP is contained in Exhibit 5.
24	Power of Attorney. Reference is made to page II-5 of this Registration Statement.

Item 9.   Undertakings

A.                                   United Online hereby undertakes:  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by United Online pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Plans.

B.                                     United Online hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of United Online’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.                                     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of United Online pursuant to the indemnification provisions summarized in Item 6 above, or otherwise, United Online has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by United Online of expenses incurred or paid by a director, officer or controlling person of United Online in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, United Online will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, United Online certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodland Hills, State of California, on December 13, 2004.

UNITED ONLINE, INC.

By:	/s/ MARK R. GOLDSTON
Mark R. Goldston
Chairman, Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, the undersigned hereby constitute and appoint Mark R. Goldston, Charles S. Hilliard and Frederic A. Randall, Jr. and each of them, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, or any related registration statement filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.  This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ MARK R. GOLDSTON	Chairman, Chief Executive Officer,	December 13, 2004
Mark R. Goldston	President and Director (Principal
Executive Officer)

/s/ CHARLES S. HILLIARD	Executive Vice President, Finance and	December 13, 2004
Charles S. Hilliard	Chief Financial Officer (Principal
Financial Officer)

/s/ NEIL P. EDWARDS	Senior Vice President, Finance and Chief	December 13, 2004
Neil P. Edwards	Accounting Officer (Principal Accounting
Officer)

/s/ JAMES T. ARMSTRONG	Director	December 13, 2004
James T. Armstrong

Signature	Title	Date

/s/ ROBERT BERGLASS	Director	December 13, 2004
Robert Berglass

/s/ DENNIS HOLT	Director	December 13, 2004
Dennis Holt

/s/ CAROL A. SCOTT	Director	December 13, 2004
Carol A. Scott

EXHIBIT INDEX

Exhibit Number	Exhibit

4.1

Reference is made to the description of United Online’s common stock contained in its final prospectus related to the Registration Statement No. 333-63704 on Form S-4, which is incorporated herein by reference pursuant to Item 3(e).

4.2	Reference is made to Registration Statement No. 000-33367 on Form 8-A, together with the amendments and exhibits thereto, which are incorporated herein by reference pursuant to Item 3(f).
5	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm of United Online.
23.2	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm of Classmates Online, Inc.
23.3	Consent of Skadden, Arps, Slate, Meagher & Flom LLP is contained in Exhibit 5.
24	Power of Attorney. Reference is made to page II-5 of this Registration Statement.